UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2015

NCI, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of NCI, Inc. (the “Company”) was held on June 3, 2015 (the “Annual Meeting”). The following proposals were voted upon at the Annual Meeting:

Proposal 1:	To elect eight persons as directors of the Company, each to serve for a term of one year or until their respective successors shall have been duly elected and qualified.

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year.

A summary of the voting for proposals voted upon at the Annual Meeting is as follows:

	Election of Directors	For	Withheld	Abstentions/Broker Non-Votes
Proposal 1	Charles K. Narang	52,263,764	71,868	1,357,787
	Brian J. Clark	52,287,112	48,620	1,357,787
	James P. Allen	52,267,573	68,159	1,357,787
	Paul V. Lombardi	52,267,573	68,159	1,357,787
	Cindy E. Moran	52,272,324	63,408	1,357,787
	Philip O. Nolan	52,287,263	48,469	1,357,787
	Austin J. Yerks	52,029,896	305,836	1,357,787
	Daniel R. Young	52,286,415	49,317	1,357,787

		For	Against	Abstentions/Broker Non-Votes
Proposal 2	Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	53,675,857	7,502	10,160

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: June 4, 2015	By:	/s/ Lucas J. Narel
Lucas J. Narel
Executive Vice President, Chief Financial Officer and Treasurer